                                   EXHIBIT 12

              ANNUAL REPORT TO SHAREHOLDERS - NORTHSTAR/NWNL TRUST

                                 Northstar/NWNL Trust


                                NORTHSTAR GROWTH FUND
                           NORTHSTAR INCOME AND GROWTH FUND
                           NORTHSTAR MULTI-SECTOR BOND FUND
                            NORTHSTAR HIGH YIELD BOND FUND



                            ANNUAL REPORT TO SHAREHOLDERS
                                  DECEMBER 31, 1995

                                NORTHSTAR GROWTH FUND

                 GROWTH OF $10,000 INVESTED IN NORTHSTAR GROWTH FUND
                  FROM INCEPTION THROUGH THE FUND'S FISCAL YEAR END.


The graph below illustrates the hypothetical investment of $10,000 in the Northstar Growth Fund from May 6, 1994 (inception of the Fund) through December 31, 1995, assuming the reinvestment of dividends and capital gains at net asset value, compared to the S&P 500 Index for the same period. All performance data shown represents past performance, and should not be considered indicative of future performance.

GROWTH



                                       [GRAPH]


                       S&P 500                   GROWTH
                         10,000                    10,000
05/31/94                 10,124                    10,200
06/30/94                  9,928                     9,989
07/31/94                 10,241                    10,301
08/31/94                 10,626                    10,662
09/30/94                 10,413                    10,590
10/31/94                 10,631                    10,671
11/30/94                 10,211                    10,398
12/31/94                 10,412                    10,347
01/31/95                 10,665                    10,223
02/28/95                 11,049                    10,429
03/31/95                 11,422                    10,689
04/30/95                 11,742                    11,062
05/31/95                 12,168                    11,581
06/30/95                 12,509                    12,117
07/31/95                 12,907                    12,408
08/31/95                 12,903                    12,606
09/30/95                 13,500                    12,875
10/31/95                 13,433                    12,582
11/30/95                 13,984                    12,937
12/31/95                 14,310                    12,900


              Average Annual Total Return        16.75%
              Total Return Since Inception       29.11%

       The acompanying notes are an integral part of the financial statements.

NORTHSTAR GROWTH FUND

INVESTMENT ENVIRONMENT

THE MARKETS

    - The year 1995 was extraordinarily good for the stock market. The S&P 500 index gained 34.1%.

    - Stock prices responded to strong corporate earnings increases, lower interest rates, and the outlook for an extended economic expansion.

    - In late 1995 a slowing in global economic activity led to inventory corrections and reduced expectations for an increasing number of companies. This, along with federal budget uncertainties, has caused some increased price volatility.

THE FUND

    - The Fund gained 24.7% compared to 31.0% for the Lipper Growth Fund Index. Most of the shortfall relative to the broad averages occurred in the first quarter when Latin American stocks declined sharply and unfounded fears of recession weighed heavily on the cyclically sensitive holdings.

    - Very strong gains were achieved in a variety of well capitalized, high quality stocks such as Citicorp, Merck, Xerox, Boeing, Lilly, Halliburton, and British Sky Broadcasting.

    - Underperforming areas such as consumer durables were sold early in the year. Technology, which was very strong at mid-year, was cut back and finished 1995 with disappointing returns. Basic materials were sold and technology cut back after mid-year while additions were made to more consistent growers in consumer staples, energy, and financial services.

CURRENT STRATEGY

    - We continue to expect stocks will provide positive results in 1996. Slow economic growth should continue in the first half but strengthen later in the year because of low interest rates and a more stimulative monetary policy. Stock prices look attractive relative to interest rates. The major stock indices should appreciate along with 5-10% earnings growth. Selective individual stocks should benefit from superior growth in earnings, restructurings, stock buy backs, and acquisition activity.

    - Stocks with long term consistent growth prospects have received more emphasis with the largest holdings in consumer staples/health, financial and energy. Technology was cut back further early in January and cash reserves raised to be deployed opportunistically.

--------------------------------------------------------------------------------
FUND INFORMATION (ALL DATA ARE AS OF 12/31/95)      TOTAL NET ASSETS: $3,813,294
--------------------------------------------------------------------------------

TOP 10 EQUITY HOLDINGS

NAME                             % FUND
  1.  Fannie Mae                   3.6%
  2.  Philip Morris                3.6
  3.  Intel                        3.4
  4.  Mellon Bank                  3.2
  5.  Citicorp                     3.0
  6.  Worldcom                     3.0
  7.  National Semi                2.9
  8.  GME                          2.7
  9.  BankAmerica                  2.7
 10.  AMP                          2.4
                                  30.5%

5 TOP SECTORS
SECTORS
  1.  Technology                  22.3%
  2.  Consumer Goods              18.8
  3.  Financial                   17.8
  4.  Energy                      10.6
  5.  Healthcare                  10.2
                                  79.7%

ASSET ALLOCATION
                                 % FUND
Common Stock                      88.3%
Convertible Bonds                  1.8
Convertible Stock                  0.5
Cash/other assets                  9.4
                                 100.0%


       The accompanying notes are an integral part of the financial statements.
                                          2

NORTHSTAR GROWTH FUND

PORTFOLIO OF INVESTMENTS

DECEMBER 31, 1995

SECURITY                                            SHARES    VALUE
--------------------------------------------------------------------------------
COMMON STOCK - 88.28%


AEROSPACE - 1.44%

Boeing Co.                                            700   $54,863


AUTOMOTIVE - 1.59%

Magna International, Inc.                           1,400    60,549


BANKING - 10.00%
Ahmanson, (H.F.) & Co.                              1,500    39,750
BankAmerica Corp.                                   1,600   103,600
Citicorp                                            1,700   114,325
Mellon Bank Corp.                                   2,300   123,625
                                                            381,300

COMPUTER SERVICES - 2.73%
General Motors Corp. Class E                        2,000   104,000

CONSUMER STAPLES - 1.96%

Procter & Gamble Co.                                  900    74,700

COSMETICS - 0.46%
Estee Lauder Companies, Inc.  (1)                     500    17,437

ELECTRICAL EQUIPMENT - 3.91%

AMP, Inc.                                           2,400    92,100
Emerson Electric Co.                                  700    57,225
                                                            149,325



       The accompanying notes are an integral part of the financial statements.
                                          3




ENERGY - 7.02%
Amoco Corp.                                           800    57,500
El Paso Natural Gas Co.                             1,000    28,375
Enron Oil and Gas Co.                               3,000    72,000
Mobil Corp.                                           600    67,200
Sonat, Inc.                                         1,200    42,750
                                                            267,825

ENTERTAINMENT/BROADCASTING - 1.28%
British Sky Broadcasting Group PLC  (2)             1,300    48,913

FINANCIAL SERVICES - 8.66%
Federal National Mortgage Association               1,100   136,538
H&R Block, Inc.                                     1,900    76,950
MGIC Investment Corp.                                 900    48,825
PMI Group, Inc.                                     1,500    67,875
                                                            330,188



       The accompanying notes are an integral part of the financial statements.
                                          4

NORTHSTAR GROWTH FUND


PORTFOLIO OF INVESTMENTS

DECEMBER 31, 1995



SECURITY                                      SHARES                    VALUE
--------------------------------------------------------------------------------
HEALTHCARE/PHARMACEUTICAL - 9.58%

Bristol-Myers, Squibb Co.                      1,000                  $85,875
Lilly, (Eli) & Co.                               532                   29,925
Merck & Co., Inc.                              1,000                   65,750
Mylan Laboratories, Inc.                       3,000                   70,500
Pharmacia & Upjohn, Inc.                       2,100                   81,375
Sierra Health Services, Inc.  (1)              1,000                   31,750
                                                                      365,175

LODGING & RESTAURANTS - 0.70%
Marriott International, Inc.                     700                   26,775

MACHINERY - 1.67%
Deere & Co.                                    1,000                   35,250
Kennametal, Inc.                                 900                   28,575
                                                                       63,825
OFFICE EQUIPMENT - 1.44%
Xerox Corp.                                      400                   54,800

OIL SERVICES - 2.88%
Halliburton Co.                                  800                   40,500
Schlumberger LTD                               1,000                   69,250
                                                                      109,750



PAPER & FOREST PRODUCTS - 0.51%


       The accompanying notes are an integral part of the financial statements.
                                          5

Kimberly-Clark Corp.                             234                   19,363



RETAIL - 5.11%

Home Depot, Inc.                               1,900                   90,963
Office Depot, Inc.  (1)                        2,400                   47,400
Pep Boys - Manny, Moe & Jack                   2,200                   56,375
                                                                      194,738


SEMICONDUCTORS - 8.59%
Cirrus Logic, Inc.  (1)                          700                   13,825
Intel Corp.                                    2,300                  130,525
LSI Logic Corp.  (1)                           2,200                   72,050
National Semiconductor Corp.                   5,000                  111,250
                                                                      327,650



TECHNOLOGY - 8.11%

Applied Materials, Inc.  (1)                   2,000                   78,750
Compaq Computer Corp.  (1)                     1,500                   72,000
DSC Communications Corp.  (1)                  2,400                   88,500
Nokia Corp.  (2)                               1,800                   69,975
                                                                      309,225


       The accompanying notes are an integral part of the financial statements.
                                          6

NORTHSTAR GROWTH FUND


PORTFOLIO OF INVESTMENTS

DECEMBER 31, 1995

                                   PRINCIPAL AMOUNT/
SECURITY                                     SHARES                    VALUE
--------------------------------------------------------------------------------
TELECOMMUNICATIONS - 5.77%

Alltel Corp.                                   1,700                  $50,150
GTE Corp.                                      1,300                   57,200
WorldCom, Inc.  (1)                            3,200                  112,800
                                                                      220,150



TOBACCO - 3.56%

Philip Morris Companies, Inc.                  1,500                  135,750



TRANSPORTATION - 1.31%

Canadian National Railway Co.  (1)             1,000                   15,000
Conrail, Inc.                                    500                   35,000
                                                                       50,000

TOTAL COMMON STOCK

(cost  $3,006,266)                                                  3,366,301



CONVERTIBLE STOCK - 0.46%

CONSUMER STAPLES - 0.46%

AJL PEPS Trust

$1.44, Exchangeable Shares, 2/15/99 (3)          900                   17,550



TOTAL CONVERTIBLE STOCK

(cost  $17,245)                                                        17,550


       The accompanying notes are an integral part of the financial statements.
                                          7

CONVERTIBLE BONDS - 1.78%

GAMING - 1.78%

Argosy Gaming Co.

12.00%, Subordinated Notes, 6/01/01          $75,000                   68,063



TOTAL CONVERTIBLE BONDS

(cost  $79,000)                                                        68,063



TOTAL INVESTMENTS SECURITIES - 90.52%

(cost $3,102,511)                                                   3,451,914

       The accompanying notes are an integral part of the financial statements.

NORTHSTAR GROWTH FUND

PORTFOLIO OF INVESTMENTS

DECEMBER 31, 1995




SECURITY                            PRINCIPAL AMOUNT                    VALUE
--------------------------------------------------------------------------------

REPURCHASE AGREEMENTS - 9.73%

Agreement with State Street Bank and Trust bearing interest at 5.25% dated 12/29/95, to be repurchased 1/02/96 in the amount of $371,216 and collateralized by $380,000 U.S. Treasury Notes, 4.25% due 5/15/96, value $380,408

(Cost $371,162)                             $371,000                 $371,162





LIABILITIES IN EXCESS OF OTHER ASSETS - (0.25%)                       (9,782)



NET ASSETS - 100.00%                                               $3,813,294


(1)  Non-income producing securities.

(2)  American Depository Receipts.
(3)  Exchangeable into shares of common stock of Amway Japan Ltd. ADR's.


       The accompanying notes are an integral part of the financial statements.

                           NORTHSTAR INCOME AND GROWTH FUND

            GROWTH OF $10,000 INVESTED IN NORTHSTAR INCOME AND GROWTH FUND
                  FROM INCEPTION THROUGH THE FUND'S FISCAL YEAR END.


The graph below illustrates the hypothetical investment of $10,000 in the Northstar Income and Growth Fund from May 6, 1994 (inception of the Fund) through December 31, 1995, assuming the reinvestment of dividends and capital gains at net asset value, compared to the S&P 500 Index and the Lehman Brothers' Government/ Corporate Bond Index for the same period. All performance data shown represents past performance, and should not be considered indicative of future performance.

                           NORTHSTAR INCOME AND GROWTH FUND

                                       [GRAPH]

INCOME AND GROWTH

                                  LEHMAN         INCOME
                   S&P 500        GOV'T/CORP     GROWTH
05/06/94           $10,000        $10,000        $10,000
05/31/94           $10,124        $ 9,982        $10,170
06/30/94           $ 9,928        $ 9,959        $10,033
07/31/94           $10,241        $10,158        $10,314
08/31/94           $10,626        $10,162        $10,545
09/30/94           $10,413        $10,009        $10,436
10/31/94           $10,631        $ 9,998        $10,456
11/30/94           $10,211        $ 9,980        $10,233
12/31/94           $10,412        $10,046        $10,202
01/31/95           $10,665        $10,239        $10,140
02/28/95           $11,049        $10,476        $10,336
03/31/95           $11,422        $10,546        $10,500
04/30/95           $11,742        $10,693        $10,728
05/31/95           $12,168        $11,141        $11,152
06/30/95           $12,509        $11,230        $11,595
07/31/95           $12,907        $11,186        $11,615
08/31/95           $12,903        $11,329        $11,751
09/30/95           $13,500        $11,445        $11,989
10/31/95           $13,433        $11,613        $11,894
11/30/95           $13,984        $11,805        $12,220
12/31/95           $14,310        $11,978        $12,371


Average Annual Total Return      13.77%
Total Return Since Inception     23.72%

       The accompanying notes are an integral part of the financial statements.
                                          10

NORTHSTAR INCOME AND GROWTH FUND

INVESTMENT ENVIRONMENT

THE MARKETS

    - The year 1995 was extraordinary for U.S. stocks and bonds. The S&P 500 stock index gained 34.1%. The Intermediate Corporate Bond Index rose 16.7%.

    - Stocks responded to strong corporate earnings increases, lower interest rates, and the outlook for an extended economic expansion. The yield on long term treasury bonds dropped from 7.9% in January to 5.9% at year end as inflation remained low, the global economy slowed, and monetary policy was eased.

    - In late 1995 the economic slowdown led to inventory corrections and reduced expectations for an increasing number of companies. This along with the federal budget uncertainties has caused some increased price volatility.

THE FUND

    - For the year, the Fund rose 21.3%, compared to the Lipper Balanced Fund Index which was up 24.6%. It lagged the major averages because of a particularly slow start in the first quarter. For the remainder of the year, after March, the strategy worked better and the Fund was up 17.7% compared to the Balanced Fund Index at 17.4%.

    - Very strong gains were achieved in a variety of well capitalized, high quality stocks such as Citicorp, Merck, Xerox, Boeing, Lilly, and British Sky Broadcasting.

    - Underperforming areas such as consumer durables and some Latin American holdings were sold early in the year. Technology which was very strong at mid-year was cut back and then finished the year with disappointing returns. Holdings in basic materials were sold after mid-year while additions were made to consumer staples and drug stocks.

CURRENT STRATEGY

    - We continue to have a positive view for equities and bonds in 1996. Lower interest rates and an accommodative monetary policy should result in slow economic growth, picking up more strength later in the year. Stocks are attractive relative to interest rates. Without a recession, stock prices should advance in line with 5-10% earnings growth, possibly better. Individual stocks will also benefit from restructurings, stock buy backs, and acquisition activity.

    - The Fund is invested in high quality stocks, convertibles, and bonds with an 8% cash reserve.

    - Stocks with consistent growth have received more emphasis with the largest holdings in consumer staples/health, financial services, energy, and technology.

--------------------------------------------------------------------------------
FUND INFORMATION (ALL DATA ARE AS OF 12/31/95)     TOTAL NET ASSETS: $7,410,493
--------------------------------------------------------------------------------

TOP 10 EQUITY HOLDINGS
NAME                      % FUND
1.  Philip Morris           3.1%
2.  Intel                   2.2
3.  Fannie Mae              2.2
4.  Mellon Bank             1.8
5.  Citicorp                1.6
6.  Bristol Myers           1.6
7.  AMP                     1.5
8.  Home Depot              1.5
9.  GME                     1.4
10. OMEGA                   1.4
                           18.3%

5 TOP SECTORS
SECTORS
1.  Consumer Goods         19.6%
2.  Technology             15.8
3.  Financial              15.0
4.  Energy                 13.0
5.  Healthcare              9.2
                           72.6%

ASSET ALLOCATION
                           % FUND
Common Stock               51.4%
Bonds                      30.8
Convertible Bonds           6.2
Convertible Preferred       1.8
Convertible Stock           1.3
Exchangeable Notes          0.5
Cash/other assets           8.0
                          100.0%

       The accompanying notes are an integral part of the financial statements.
                                          11

NORTHSTAR INCOME AND GROWTH FUND

PORTFOLIO OF INVESTMENTS

DECEMBER 31, 1995


SECURITY                                 SHARES               VALUE
--------------------------------------------------------------------------------
COMMON STOCK - 51.36%

AEROSPACE - 0.74%

Boeing Co.                                  700             $54,862

AUTOMOTIVE - 1.28%

Magna International, Inc.                 2,200              95,150

BANKING - 5.56%

Ahmanson, (H.F.) & Co.                    2,500              66,250
BankAmerica Corp.                         1,400              90,650
Citicorp                                  1,800             121,050
Mellon Bank Corp.                         2,500             134,375
                                                            412,325


COMPUTER SERVICES - 1.40%
General Motors Corp, Class E              2,000             104,000

CONSUMER STAPLES - 1.01%
Procter & Gamble Co.                        900              74,700


ELECTRICAL EQUIPMENT - 2.16%
AMP, Inc.                                 2,900             111,288
Emerson Electric Co.                        600              49,050
                                                            160,338

       The accompanying notes are an integral part of the financial statements.
                                          12



ENERGY - 6.12%


Amoco Corp.                               1,000              71,875
El Paso Natural Gas Co.                   3,000              85,125
ENI SpA  (1) (2)                          3,000             102,750
Mobil Corp.                                 600              67,200
Sonat, Inc.                               2,000              71,250
Texaco, Inc.                                700              54,950
                                                            453,150

ENTERTAINMENT\BROADCASTING - 0.61%
British Sky Broadcasting Group PLC  (1)   1,200              45,150

FINANCIAL SERVICES - 3.88%

Federal National Mortgage Association     1,300             161,362
H&R Block, Inc.                           1,900              76,950
MGIC Investment Corp.                       900              48,825
                                                            287,137


HEALTHCARE/PHARMACEUTICAL - 5.82%
Bristol-Myers, Squibb Co.                 1,400             120,225
Lilly, (Eli) & Co.                          796              44,775
Merck & Co., Inc.                         1,400              92,050
Mylan Laboratories, Inc.                  3,450              81,075
Pharmacia & Upjohn, Inc.                  2,400              93,000
                                                            431,125


NORTHSTAR INCOME AND GROWTH FUND

PORTFOLIO OF INVESTMENTS

DECEMBER 31, 1995


SECURITY                                 SHARES               VALUE
--------------------------------------------------------------------------------

LODGING & RESTAURANTS - 0.41%
Marriott International, Inc.                800             $30,600


MACHINERY - 1.67%

   The accompanying notes are an integral part of the financial statements.
                                       13



Deere & Co.                               1,000              35,250
Kennametal, Inc.                          1,400              44,450
McDermott International, Inc.             2,000              44,000
                                                            123,700


OFFICE EQUIPMENT - 0.93%
Xerox Corp.                                 500              68,500


OIL SERVICES - 0.93%

Schlumberger LTD                          1,000              69,250



PAPER & FOREST PRODUCTS - 0.44%

Kimberly-Clark Corp.                        390              32,273



REAL ESTATE INVESTMENT TRUSTS - 1.96%

General Growth Properties, Inc.           2,000              41,500
OMEGA Healthcare Investors, Inc.          3,900             103,838
                                                            145,338


RETAIL - 2.11%

Home Depot, Inc.                          2,300             110,112
Pep Boys - Manny, Moe & Jack              1,800              46,125
                                                            156,237

SEMICONDUCTORS - 4.41%

Cirrus Logic, Inc.  (2)                   1,300              25,675
Intel Corp.                               2,900             164,575
LSI Logic Corp.  (2)                      1,100              36,025
National Semiconductor Corp.              4,500             100,125
                                                            326,400

TECHNOLOGY - 2.50%

   The accompanying notes are an integral part of the financial statements.
                                      14




Applied Materials, Inc.  (2)              1,000              39,375
Compaq Computer Corp.  (2)                  900              43,200
DSC Communications Corp.  (2)             2,800             103,250
                                                            185,825

TELECOMMUNICATIONS - 3.51%

Alltel Corp.                              2,000              59,000
GTE Corp.                                 1,500              66,000
Nokia Corp.  (1)                          1,200              46,650
WorldCom, Inc.  (2)                       2,500              88,125
                                                            259,775


TOBACCO - 3.05%

Philip Morris Companies, Inc.             2,500             226,250



NORTHSTAR INCOME AND GROWTH FUND

PORTFOLIO OF INVESTMENTS

DECEMBER 31, 1995

                              PRINCIPAL AMOUNT/
SECURITY                                 SHARES               VALUE
--------------------------------------------------------------------------------
TRANSPORTATION - 0.86%

Canadian National Railway Co.  (2)        1,000             $15,000
Conrail, Inc.                               700              49,000
                                                             64,000

TOTAL COMMON STOCK

(cost  $3,385,231)                                        3,806,085


CONVERTIBLE PREFERRED STOCK - 1.75%
BROADCASTING/CABLE TV - 1.10%
Cablevision Systems Corp.

8.50%, Exchangeable Shares, 12/31/49      3,000              81,750


   The accompanying notes are an integral part of the financial statements.
                                          15







OIL & GAS - 0.65%

Enron Corp.

6.25%, Exchangeable Shares, 12/13/98      2,000              48,000

TOTAL CONVERTIBLE PREFERRED STOCK
(cost  $120,560)                                            129,750




CONVERTIBLE STOCK - 1.29%
CONSUMER STAPLES - 1.29%

AJL PEPS Trust

$1.44, Exchangeable Shares, 2/15/99 (3)   4,900              95,550



TOTAL CONVERTIBLE STOCK
(cost $93,884)                                               95,550


EXCHANGEABLE NOTES - 0.55%
INSURANCE - 0.55%


Allstate Corp.


6.76%, Exchangeable Notes, 4/15/98  (4)   1,000              41,000


TOTAL EXCHANGEABLE NOTES
(cost $34,000)                                               41,000


CONVERTIBLE BONDS - 6.27%

ENTERTAINMENT - 1.44%

Time Warner, Inc.


   The accompanying notes are an integral part of the financial statements.
                                       16



8.75%, Sr. Notes, 1/10/15              $102,400             106,240


GAMING - 0.74%
Argosy Gaming Co.

12.00%, Subordinated Notes, 6/01/01      60,000              54,450




NORTHSTAR INCOME AND GROWTH FUND

PORTFOLIO OF INVESTMENTS

DECEMBER 31, 1995


SECURITY                           PRINCIPAL AMOUNT           VALUE
--------------------------------------------------------------------------------
INSURANCE - 0.55%

American Travellers Corp.

6.50%, Subordinated Debentures, 10/01/05    $30,000         $40,898



REAL ESTATE INVESTMENT TRUSTS - 1.39%

Meditrust

7.50%, Debentures, 3/01/01                  100,000         103,000


TRANSPORTATION - 0.67%

Alaska Air Group, Inc.
6.50%, Debentures, 6/15/05                   50,000          49,875

UTILITY - 1.48%


   The accompanying notes are an integral part of the financial statements.
                                          17




Boston Edison Co.

9.375%, Debentures, 8/15/21                 100,000         109,857

TOTAL CONVERTIBLE BONDS

(cost  $458,607)                                            464,320



CORPORATE BONDS - 1.80%

INSURANCE - 1.80%

Leucadia National Corp.

8.25%, Sr. Subordinated Notes, 6/15/05      125,000         133,551



TOTAL CORPORATE BONDS
(cost  $125,000)                                            133,551




U.S. GOVERNMENT SECURITIES - 28.95%

U.S. Treasury Notes and Bonds

     6.50%, 4/30/99 - 8/15/05               375,000         394,727
     7.25%, 5/15/04                         250,000         277,750
     7.625%, 2/15/25                        800,000         977,840
     7.75%, 1/31/00                         250,000         271,680
     7.875%, 8/15/01                        200,000         223,486


TOTAL U.S. GOVERNMENT SECURITIES

(cost $1,988,217)                                         2,145,483


   The accompanying notes are an integral part of the financial statements.
                                          18


TOTAL INVESTMENTS SECURITIES - 91.97%

(cost $6,205,499)                                         6,815,739




REPURCHASE AGREEMENTS - 7.52%

Agreement with State Street Bank and
 Trust bearing interest at 5.25% dated
 12/29/95, to be repurchased 1/02/96
 in the amount of $557,325 and
 collateralized by $570,000 U.S.
 Treasury Notes, 4.25% due 5/15/96,
 value $570,613

(cost $557,244)                             557,000         557,244


NORTHSTAR INCOME AND GROWTH FUND
PORTFOLIO OF INVESTMENTS
DECEMBER 31, 1995

SECURITY                                                      VALUE
--------------------------------------------------------------------------------
OTHER ASSETS LESS LIABILITIES  - 0.51%                      $37,510



NET ASSETS - 100.00%                                     $7,410,493

(1)  American Depository Receipts.

(2)  Non-income producing security.

(3)  Exchangeable into shares of common stock of Amway Japan Ltd. ADR's

(4)  Exchangeable into shares of common stock of PMI Group, Inc.


   The accompanying notes are an integral part of the financial statements.
                                          19

NORTHSTAR MULTI-SECTOR BOND FUND

GROWTH OF $10,000 INVESTED IN NORTHSTAR MULTI-SECTOR BOND FUND
FROM INCEPTION THROUGH THE FUND'S FISCAL YEAR END.


The graph below illustrates the hypothetical investment of $10,000 in the Northstar Multi-Sector Bond Fund from May 6, 1994 (inception of the Fund) through December 31, 1995, assuming the reinvestment of dividends and capital gains at net asset value, compared to the Lehman Brothers' Government/Corporate Bond Index for the same period. All performance data shown represents past performance, and should not be considered indicative of future performance.

[GRAPH]

MULTI-SECTOR
                   LEHMAN      MULTI-
                  GOVT/CORP    SECTOR

                   10,000      10,000
05/31/94          $ 9,982      10,020
06/30/94          $ 9,959      10,009
07/31/94          $10,158      10,009
08/31/94          $10,162      10,050
09/30/94          $10,009      10,116
10/31/94          $ 9,998      10,075
11/30/94          $ 9,980       9,952
12/31/94          $10,046      10,141
01/31/95          $10,239      10,183
02/28/95          $10,476      10,350
03/31/95          $10,546      10,572
04/30/95          $10,693      10,721
05/31/95          $11,141      10,934
06/30/95          $11,230      11,157
07/31/95          $11,186      11,048
08/31/95          $11,329      11,026
09/30/95          $11,445      11,331
10/31/95          $11,613      11,265
11/30/95          $11,805      11,309
12/31/95          $11,978      11,659


               Average Annual Total Return     9.75%
               Total Return Since Inception   16.60%

    The accompanying notes are an integral part of the financial statements.
                                       20

NORTHSTAR MULTI-SECTOR BOND FUND

INVESTMENT ENVIRONMENT

THE MARKETS

    -- The Federal Reserve's interest rate policies helped the U.S. economy achieve a soft landing in 1995. Lower inflation rates helped push the yield on the 30-year Treasury bond down from 7.87% to 5.94%. Solid growth in the U.S. economy and in corporate profits sent stock prices to record levels throughout 1995. High yield bond prices marched up along with treasury bond prices and common stock valuations. However, spreads over Treasury yields rose 0.75 percentage points as slower growth in 1995 increased fears of a recession in 1996.

     -- Emerging markets were volatile. Prices for emerging market bonds dropped steeply after Mexico devalued, but ended on a firm note due to successful economic policy actions in Latin America. Foreign corporates were unattractive due to spreads below one point and to a U.S. dollar that rose between 10% and 25% after it hit lows in April 1995.

     -- We and many others believe that the U.S. economy can now sustain annual GDP growth and CPI inflation rates of 2.5% to 3%. Therefore, the outlook for domestic debt and equity markets remains positive for 1996.

THE FUND

     -- January through December 1995, the total return of the Fund's shares was 14.97%; the Lipper average was 18.02%. Continued improvement in the Fund's performance promoted sales that led to a 39% increase in its net assets, which rose from $2.72MM to $3.77MM in 1995.

     -- There were major changes in the Fund's allocations in 1995. We reduced investments in the computer, entertainment, grocery, steel and textile industries, and we cut cash from 18% to 5% of the portfolio. On the other hand, we increased investments in the cable, banking, manufacturing, telecommunications and insurance industries and in emerging markets, while investments in Treasuries rose by 10 percentage points.

     -- Straight equities and high yield bonds that were issued with equity securities or rights attached ("equity kickers") benefited from high stock prices and boosted the Fund's returns (e.g.,BCP/Essex and Thermoscan).

CURRENT STRATEGY

     -- Continue above-average exposure in non-cyclical industries and in bonds that have equity kickers.

     -- Invest in companies that will benefit from deregulation; and very cautiously invest in emerging markets and cyclicals with due regard for the volatility in those market segments; and increase exposure to long term Treasuries.
--------------------------------------------------------------------------------
FUND INFORMATION (ALL DATA ARE AS OF  12/31/95)    TOTAL NET ASSETS: $3,765,732
--------------------------------------------------------------------------------




TOP 10 HOLDINGS                              SECTOR ALLOCATIONS                CREDIT QUALITY
NAME                             % FUND     SECTOR                % FUND       RATING                    % FUND
 1    U.S. Treasury Notes         27.7       U.S. Government Total   34        AAA-A                       34.3
 2    GNMA II                      5.2       Investment Grade                  BBB                         13.6
 3    Boston Edison                2.9       - Domestic   12                   BB                          23.9
 4    Leucadia National            2.9       - Foreign     0                   B                           20.8
 5    LaRoche Industries           2.8                Total          12        CCC                          0.0
 6    Williamhouse-Regency         2.8       High Yield (HY)                   Not Rated                    2.2
 7    Nacolah Holdings             2.8       - Domestic   30                     - Internal BB  0.0
 8    Grand Casinos                2.8       - Foreign    13                     - Internal B   2.2
 9    Paramount Communications     2.7                Total          43          - Internal CCC 0.0
10    CE Casecnan Water&Energy     2.7       Equity                   5        Cash/Other Assets            5.2
                                  55.3%                                        (Average Rating = BBB)     100.0%

    The accompanying notes are an integral part of the financial statements.
                                       21

NORTHSTAR MULTI-SECTOR BOND FUND
PORTFOLIO OF INVESTMENTS

DECEMBER 31, 1995


SECURITY                                    PRINCIPAL AMOUNT         VALUE
________________________________________________________________________________
INVESTMENT GRADE SECURITIES - 12.13%

CONTAINER - 1.51%

Owens-Illinois, Inc.

11.00%, Sr. Debentures, 12/01/03                $50,000             $56,750

ENTERTAINMENT - 2.73%

Paramount Communications, Inc.

8.25%, Debentures, 8/01/22                      100,000             102,647

HEALTHCARE - 2.08%

Columbia/HCA Healthcare Corp.

6.91%, Notes, 6/15/05                            75,000              78,299

INSURANCE - 2.89%

Leucadia National Corp.

10.375%, Sr. Subordinated Notes, 6/15/02        100,000             109,000

UTILITY - 2.92%

Boston Edison Co.


    The accompanying notes are an integral part of the financial statements.
                                       22



9.375%, Debentures, 8/15/21                     100,000             109,857


TOTAL INVESTMENT GRADE SECURITIES

(cost $432,128)                                                     456,553


DOMESTIC HIGH YIELD SECURITIES - 30.16%

CONGLOMERATE - 2.83%

LaRoche  Industries, Inc.

13.00%, Sr. Subordinated Notes, 8/15/04         100,000             106,750

CONSUMER PRODUCTS - 2.80%

Williamhouse - Regency, Inc.

13.00%, Sr. Subordinated Notes, 11/15/05  (1)   100,000             105,500

ENERGY - 2.51%

California Energy, Inc.

0/10.25%, Discount Notes, 1/15/04  (2)          100,000              94,500

FINANCE - 2.54%

Americo Life, Inc.

9.25%, Sr. Subordinated Notes, 6/01/05          100,000              95,500

FOOD SERVICE - 2.07%

    The accompanying notes are an integral part of the financial statements.
                                       23


American Restaurant Group, Inc.

12.00%, Sr. Notes, 9/15/98                      100,000              78,000



    The accompanying notes are an integral part of the financial statements.
                                       24

NORTHSTAR MULTI-SECTOR BOND FUND

PORTFOLIO OF INVESTMENTS

DECEMBER 31, 1995


SECURITY                               PRINCIPAL AMOUNT               VALUE
________________________________________________________________________________
GROCERY - 4.49%

Dairy Mart Convenience Stores, Inc.

10.25%, Sr. Subordinated Notes, 3/15/04        $100,000             $86,500
Farm Fresh, Inc.

12.25%, Sr. Notes, 10/01/00                     100,000              82,500
                                                                    169,000

HOTELS & GAMING - 5.47%

Grand Casinos, Inc.

10.125%, 1st Mortgage Notes, 12/01/03           100,000             104,750
HMC Acquisition Properties Inc.

9.00%, Sr. Notes, 12/15/07  (1)                 100,000             101,250
                                                                    206,000

INSURANCE - 2.80%

Nacolah Holding Corp.

9.50%, Sr. Notes, 12/01/03                      100,000             105,500

STEEL - 2.43%

Sheffield Steel Corp.

    The accompanying notes are an integral part of the financial statements.
                                       25


12.00%, 1st Mortgage Notes, 11/01/01            100,000              91,500

TELECOMMUNICATIONS - 2.22%

Mobile Telecommunication Technologies Corp.

13.50%, Sr. Notes, 12/15/02                      75,000              83,625


TOTAL DOMESTIC HIGH YIELD SECURITIES

(cost $1,145,083)                                                 1,135,875


FOREIGN HIGH YIELD SECURITIES - 13.10%

BANKING - 2.08%

Banco Nacional de Comercio Exterior

7.25%, Debentures, 2/02/04                      100,000              78,375

BROADCASTING/CABLE - 1.55%

Comcast UK Cable Partners Ltd.

0/11.20%, Sr. Discount Debentures, 11/15/07  (2)100,000              58,250

FOREIGN GOVERNMENT - 2.41%

Federal Republic of Brazil Capitalization Bonds

8.00%, Government Guaranty, 4/15/14  (3)        159,181              90,733

PAPER - 4.37%

APP International Finance Co.

11.75%, Guaranteed Secured Notes, 10/01/05      100,000              98,000

    The accompanying notes are an integral part of the financial statements.
                                       26


Grupo Industrial Durango S.A.

12.00%, Notes, 7/15/01                           75,000              66,750
                                                                    164,750

NORTHSTAR MULTI-SECTOR BOND FUND

PORTFOLIO OF INVESTMENTS

DECEMBER 31, 1995


                                      PRINCIPAL AMOUNT/
SECURITY                                         SHARES               VALUE
________________________________________________________________________________
UTILITY - 2.69%

CE Casecnan Water and Energy Co.

11.45%, Sr. Notes, 11/15/05  (1)               $100,000            $101,250


TOTAL FOREIGN HIGH YIELD SECURITIES

(cost $473,422)                                                     493,358


PREFERRED STOCK - 5.11%

BANKING - 1.49%

First Nationwide Bank 11.50%                        500              56,125

CONGLOMERATE - 2.19%

BCP/Essex Holdings, Inc.15.00%                    3,112              82,468

    The accompanying notes are an integral part of the financial statements.
                                       27


OIL & GAS - 1.43%

Enron Capital Resources L.P. 9.00%                2,000              54,000

TOTAL PREFERRED STOCK

(cost $179,919)                                                     192,593


WARRANTS - 0.07%  (4)

CONSUMER PRODUCTS - 0.00%

Chattem, Inc. (expires 6/17/99)  (1)                 50                 138

STEEL - 0.07%

Sheffield Steel Corp. (expires 11/01/01)            500               2,500

TOTAL WARRANTS

(cost $2,000)                                                         2,638


U.S. GOVERNMENT & AGENCIES - 34.27%

GNMA II Arm 6.50%                              $194,212             197,379
Resolution Trust Corp., 8.00%, 6/25/26           47,607              48,467
U.S. Treasury Notes, 6.75%, 5/31/99           1,000,000           1,044,580

TOTAL U.S. GOVERNMENT & AGENCIES

(cost $1,232,275)                                                 1,290,426

    The accompanying notes are an integral part of the financial statements.
                                       28



TOTAL INVESTMENTS SECURITIES - 94.84%

(cost $3,464,827)                                                 3,571,443




NORTHSTAR MULTI-SECTOR BOND FUND

PORTFOLIO OF INVESTMENTS

DECEMBER 31, 1995


SECURITY                               PRINCIPAL AMOUNT               VALUE
________________________________________________________________________________
REPURCHASE AGREEMENTS - 4.38%
Agreement with State Street Bank and Trust bearing interest at 5.25% dated

12/29/95, to be repurchased 1/02/96 in the amount of $165,096 and collateralized by $165,000 U.S. Treasury Notes, 6.875% due 10/31/96, value $168,901

(Cost $165,072)                               $165,000             $165,072


OTHER ASSETS LESS LIABILITIES - 0.78%                                29,217

NET ASSETS - 100.00%                                             $3,765,732


(1) Sale restricted to qualified institutional investors.

    The accompanying notes are an integral part of the financial statements.
                                       29

(2) Step Bond.

(3) Interest paid partial cash/partial capitalization.

(4) Non - income producing securities.


    The accompanying notes are an integral part of the financial statements.
                                       30

NORTHSTAR HIGH YIELD BOND FUND

GROWTH OF $10,000 INVESTED IN NORTHSTAR HIGH YIELD BOND FUND
FROM INCEPTION THROUGH THE FUND'S FISCAL YEAR END.


The graph below illustrates the hypothetical investment of $10,000 in the Northstar High Yield Bond Fund from May 6, 1994 (inception of the Fund) through December 31, 1995, assuming the reinvestment of dividends and capital gains at net asset value, compared to the Lehman Brothers' Government/Corporate Bond Index for the same period. All performance data shown represents past performance, and should not be considered indicative of future performance.

[GRAPH]

HIGH YIELD
                   LEHMAN       HIGH
                 GOVT/CORP      YIELD
                   10,000      10,000
05/31/94          $ 9,982      10,040
06/30/94          $ 9,959      10,026
07/31/94          $10,158       9,905
08/31/94          $10,162       9,905
09/30/94          $10,009       9,991
10/31/94          $ 9,998       9,909
11/30/94          $ 9,980       9,683
12/31/94          $10,046       9,905
01/31/95          $10,239       9,905
02/28/95          $10,476      10,074
03/31/95          $10,546      10,426
04/30/95          $10,693      10,621
05/31/95          $11,141      10,750
06/30/95          $11,230      10,870
07/31/95          $11,186      11,025
08/31/95          $11,329      10,981
09/30/95          $11,445      11,279
10/31/95          $11,613      11,143
11/30/95          $11,805      11,256
12/31/95          $11,978      11,743

Average Annual Total Return    10.22%
Total Return Since Inception   17.43%

    The accompanying notes are an integral part of the financial statements.
                                       31

NORTHSTAR HIGH YIELD BOND FUND

INVESTMENT ENVIRONMENT

THE MARKETS

    -- The Federal Reserve's interest rate policies helped the U.S. economy achieve a soft landing in 1995. Lower actual inflation rates and expectations of continued declines in the CPI helped push Treasury bond prices up to the levels reached in early 1994. The yield on the 30-year Treasury bond fell from 7.87% to 5.94%. Solid growth in the U.S. economy and in corporate profits sent stock prices to record levels throughout 1995.

    -- High yield bond prices marched up along with those of Treasury bonds, and were further boosted by higher stock valuations. However, spreads of high yield bonds over Treasury yields and spreads of B-rated bond yields over BB-rated bonds widened about 0.75 percentage points as slower economic growth in 1995 increased fear of a recession in 1996.

    -- We and many others believe that the U.S. economy can now sustain annual GDP growth and CPI inflation rates of 2.5% to 3%. Therefore, the outlook for domestic debt and equity markets remains positive for 1996.

THE FUND

    -- From January through December 1995, the total return of the Fund's shares was 18.55%; the Lipper average was 17.11%. Improvement in the Fund's performance promoted sales that led to a 84% increase in its net assets, which rose from $2.59MM to $4.77MM in 1995.

    -- The Fund's performance was enhanced by changes in portfolio allocations that anticipated changes in the markets. We cut investments in cash equivalents from 18% to 4% of the portfolio and underweighted investments in the retail, gaming and capital goods industries. We increased investments in the telecommunications, cable and broadcasting industries and in emerging markets.

    -- High yield bonds that were issued with equity securities or rights attached ("equity kickers") benefited from high stock prices and contributed to the Fund's high total return (e.g., Echostar and Thermoscan).

CURRENT STRATEGY

    - Continue above-average exposure in non-cyclical industries and in bonds that have equity kickers.

    - Invest in companies that will benefit from deregulation, and very cautiously invest in emerging markets and cyclicals with due regard for the volatility in those market segments.

--------------------------------------------------------------------------------
FUND INFORMATION (ALL DATA ARE AS OF  12/31/95)     TOTAL NET ASSETS: $4,773,469
--------------------------------------------------------------------------------

TOP 10 HOLDINGS                                    TOP 5 INDUSTRIES                    CREDIT QUALITY
NAME                                 % FUND        INDUSTRY                 % FUND     RATING                     % FUND

 1   BCP/Essex Holdings               4.1          1  Broadcasting/Cable     13.6      AAA-A                        1.6
 2   Intracel                         3.2          2  Telecommunications      9.8      BBB                          2.2
 3   Rep. of Brazil                   3.2          3  Steel                   7.3      BB                          21.0
 4   IXC Communications               2.3          4  Paper                   6.9      B                           50.7
 5   LaRoche Industries               2.2          5  Conglomerate            6.4      CCC                          2.5
 6   Williamhouse-Regency             2.2                                    44.0%     Not Rated                   13.6
 7   Grand Casinos                    2.2                                              - Internal BB      3.2
 8   Paxson Communications            2.2                                              - Internal B      10.4
 9   Paramount Communications         2.1                                              - Internal CCC/D   0.0
10   Norcal Waste Systems             2.1                                              Cash/Other Assets            8.4
                                     25.8%                                                                        100.0%
                                                      (Average Rating = BB-)


    The accompanying notes are an integral part of the financial statements.
                                       32

NORTHSTAR HIGH YIELD BOND FUND

PORTFOLIO OF INVESTMENTS

DECEMBER 31, 1995

                                           PRINCIPAL AMOUNT/

SECURITY                                               UNITS          VALUE
________________________________________________________________________________
DOMESTIC CORPORATE BONDS & NOTES - 62.76%

BANKING - 1.63%

Berkeley Federal Bank and Trust

12.00%, Subordinated Debentures, 6/15/05             $75,000        $77,625

BROADCASTING/CABLE - 11.26%

Chancellor Broadcasting Co.

12.50%, Sr. Subordinated Notes, 10/01/04              75,000         80,625
Echostar Communications Corp.

0/12.875%, Units, 6/01/04  (1) (2)                       100         73,500
Panamsat Corp.

0/11.375%,Sr. Subordinated Notes,                    100,000         82,000
8/01/03 (1) Paxson Communications Corp.


11.625%, Sr. Subordinated Notes,                     100,000        103,000
10/01/02 (3) Pegasus Media & Communications
, Inc.

12.50%, Notes, 7/01/05                               100,000        100,000
Spanish Broadcasting Systems, Inc.

7.50/12.50%, Sr. Notes, 6/15/02  (1)                 100,000         98,500
                                                                    537,625

CONGLOMERATE - 2.24%

LaRoche  Industries, Inc.

13.00%, Sr. Subordinated Notes, 8/15/04              100,000        106,750

CONSUMER PRODUCTS - 3.72%

Marvel Holding, Inc.

0%, Sr. Secured Discount Notes, 4/15/98              100,000         72,000


    The accompanying notes are an integral part of the financial statements.
                                       33



Williamhouse - Regency, Inc.

13.00%, Sr. Subordinated Notes,                      100,000        105,500
11/15/05 (3)
                                                                    177,500

ENERGY - 1.98%

California Energy

0/10.25%, Discount Notes, 1/15/04  (1)               100,000         94,500

ENTERTAINMENT - 2.15%

Paramount Communications, Inc.

8.25%, Sr. Notes, 8/01/22                            100,000        102,647

FINANCE - 5.60%

Americo Life, Inc.

9.25%, Sr. Subordinated Notes, 6/01/05               100,000         95,500
GPA Delaware, Inc.

8.75%, Sr. Notes, 12/15/98                            75,000         70,687
HMC Acquisition Properties, Inc.

9.00%, Sr. Notes, 12/15/07  (3)                      100,000        101,250
                                                                    267,437

    The accompanying notes are an integral part of the financial statements.
                                       34

NORTHSTAR HIGH YIELD BOND FUND

PORTFOLIO OF INVESTMENTS

DECEMBER 31, 1995

                                           PRINCIPAL AMOUNT/
SECURITY                                               UNITS          VALUE
________________________________________________________________________________
FOOD SERVICE - 1.63%

American Restaurant Group, Inc.

12.00%, Sr. Notes, 9/15/98                          $100,000        $78,000

FOOD WHOLESALER - 1.30%

Di Giorgio Corp.

12.00%, Sr. Notes, 2/15/03                            75,000         62,250

GROCERY - 5.62%

Dairy Mart Convenience Stores, Inc.

10.25%, Sr. Subordinated Notes, 3/15/04              100,000         86,500
Farm Fresh, Inc.

12.25%, Sr. Notes, 10/01/00                          100,000         82,500
Ralphs Grocery Co.

11.00%, Sr. Subordinated Notes, 6/15/05              100,000         99,250
                                                                    268,250
HEALTHCARE - 1.64%
Columbia/HCA Healthcare Corp.

6.91%, Notes, 6/15/05                                 75,000         78,299

HOTELS & GAMING - 2.19%

Grand Casinos, Inc.

10.125%, 1st Mortgage Notes, 12/01/03                100,000        104,750

RETAIL - 1.52%

    The accompanying notes are an integral part of the financial statements.
                                       35


Duane Reade Corp.

12.00%, Sr. Notes, 9/15/02                            75,000         72,750

STEEL - 7.20%

Acme Metals, Inc.

0/13.50%, Sr. Secured Discount Notes,                100,000         80,625
8/01/04 (1) NS Group, Inc.

13.50%, Units, 7/15/03  (4)                              100         90,000
Renco Metals, Inc.

12.00%, Sr. Notes, 7/15/00                            75,000         81,375
Sheffield Steel Corp.

12.00%, 1st Mortgage Notes, 11/01/01                 100,000         91,500
                                                                    343,500

    The accompanying notes are an integral part of the financial statements.
                                       36

NORTHSTAR HIGH YIELD BOND FUND

PORTFOLIO OF INVESTMENTS

DECEMBER 31, 1995


                                           PRINCIPAL AMOUNT/
SECURITY                                               UNITS            VALUE
________________________________________________________________________________
TELECOMMUNICATIONS - 9.61%

Geotek Communication, Inc.

0/15.00%, Sr. Discount Notes, 7/15/05  (1)          $100,000       $   47,500
Heartland Wireless Communications, Inc.

13.00%, Units, 4/15/03  (3) (5)                           75           85,500
IXC Communications, Inc.

12.50%, Sr. Notes, 10/01/05  (3)                     100,000          107,250
Mobile Telecommunication Technologies Corp.

13.50%, Sr. Notes, 12/15/02                           75,000           83,625
Nextel Communications, Inc.

0/9.75%, Sr. Discount Notes, 8/15/04  (1)            100,000           55,000
WinStar Communications, Inc.

0/14.00%, Units, 10/15/05  (1) (3) (6)                    50           79,750
                                                                      458,625

TRANSPORTATION - 1.35%

Burlington Motor Holdings, Inc.

11.50%, Sr. Subordinated Notes,                      100,000           18,500
11/01/03 (8) (11) Great Dane Holdings, Inc.

12.75%, Sr. Subordinated Debentures,                  50,000           45,875
8/01/01
                                                                       64,375

WASTE MANAGEMENT - 2.12%

Norcal Waste Systems Inc.

12.50%, Sr. Subordinated Notes,                      100,000          101,250
11/15/05  (3)

TOTAL DOMESTIC CORPORATE BONDS & NOTES

(cost $3,003,543)                                                   2,996,133


    The accompanying notes are an integral part of the financial statements.
                                       37



FOREIGN BONDS & NOTES - 19.04%

BANKING - 1.64%

Banco Nacional de Comercio Exterior

7.25%, Unsecured Debentures, 2/02/04                 100,000         78,375

BROADCASTING/CABLE - 1.83%

Comcast UK Cable Partners Ltd.

0/11.20%, Sr. Discount Debentures,                   150,000         87,375
11/15/07  (1)

CONSUMER PRODUCTS - 1.15%

International Semi-Tech Corp.

0/11.50%, Sr. Secured Notes, 8/15/03  (1)            100,000         54,750


FOOD/BEVERAGE - 1.54%

Gruma SA de CV

9.75%, Sr. Notes, 3/09/98                             75,000         73,312



    The accompanying notes are an integral part of the financial statements.
                                       38

NORTHSTAR HIGH YIELD BOND FUND

PORTFOLIO OF INVESTMENTS

DECEMBER 31, 1995

                                           PRINCIPAL AMOUNT/
SECURITY                                              SHARES          VALUE
________________________________________________________________________________
FOREIGN GOVERNMENT - 3.17%

Federal Republic of Brazil Capitalization
Bonds 8.00%, Government Guaranty,                   $265,302       $151,222
4/15/14  (7)
PAPER - 6.03%

APP International Finance Co.

11.75%, Guaranteed Sr. Secured Notes,                100,000         98,000
10/01/05 Empaques Ponderosa SA

8.75%, Sr. Notes, 12/06/96                            75,000         73,125
Grupo Industrial Durango

12.00%, Notes, 7/15/01                                75,000         66,750
Indah Kiat International Finance

12.50%, Guaranteed Sr. Secured Notes,                 50,000         49,750
6/15/06
                                                                    287,625

UTILITIES - 3.68%

CE Casecnan Water and Energy Co.

11.45%, Sr. Notes, 11/15/05  (3)                     100,000        101,250
Invergas SA

12.50%, Sr. Notes, 12/16/99                           75,000         74,625
                                                                    175,875

TOTAL FOREIGN BONDS & NOTES

(Cost $865,795)                                                     908,534


DOMESTIC COMMON STOCK - 1.34% (8)

BROADCASTING/CABLE - 0.06%

    The accompanying notes are an integral part of the financial statements.
                                       39


Pegasus Media & Communications, Inc.  (3)                 10          3,000

ELECTRICAL EQUIPMENT - 1.28%

Berg Electronics Holding Corp.                         8,160         61,200

HOTELS & GAMING - 0.00%

Capital Gaming International, Inc.                     1,135            142

TOTAL DOMESTIC COMMON STOCK

(cost $61,706)                                                       64,342


DOMESTIC PREFERRED STOCK - 9.73%

BANKING - 1.18%

First Nationwide Bank 11.50%                             500         56,125

CONGLOMERATE - 4.10%

BCP/Essex Holdings 15.00%                              7,378        195,517



    The accompanying notes are an integral part of the financial statements.
                                       40

NORTHSTAR HIGH YIELD BOND FUND

PORTFOLIO OF INVESTMENTS

DECEMBER 31, 1995


SECURITY                                              SHARES          VALUE
________________________________________________________________________________
HEALTHCARE - 4.45%
Foxmeyer Health Corp $4.20  (9)                        1,620       $ 60,548
Intracel Corp. 8.00%, Series A  (10)                  12,526        151,878
                                                                    212,426
TOTAL DOMESTIC PREFERRED STOCK

(cost $392,159)                                                     464,068

DOMESTIC WARRANTS - 1.65%  (8)

BROADCASTING/CABLE - 0.44%

Spanish Broadcasting Systems, Inc. (expire 6/30/99)      100         21,000

CONSUMER PRODUCTS - 0.00%

Chattem, Inc. (expires 8/17/99)  (3)                      50            138

HOTELS & GAMING - 0.00%

Capital Gaming International, Inc. (expires 2/01/99)   1,012             35

PAPER - 0.87%

SDW Holdings Corp. (expiration 2006)  (3)              6,400         41,600

RETAIL - 0.13%

Central Rents, Inc. (expiration 2003)                    100          6,000

STEEL - 0.05%

Sheffield Steel Corp. (expires 11/01/01)                 500          2,500

TELECOMMUNICATIONS - 0.16%

    The accompanying notes are an integral part of the financial statements.
                                       41


Geotek Communications Inc. (expiration 2000)           3,000          7,500

TOTAL DOMESTIC WARRANTS

(cost $67,063)                                                       78,773


TOTAL INVESTMENTS SECURITIES - 94.52%

(cost $4,390,266)                                                 4,511,850


REPURCHASE AGREEMENTS - 4.21%

Agreement with State Street Bank and

Trust bearing interest at 5.25% dated

12/29/95, to be repurchased 1/02/96

in the amount of $201,117 and

collateralized by $205,000 U.S. Treasury

Notes, 6.875% due 10/31/96, value $209,847

(cost $201,088)                                     $201,000        201,088


OTHER ASSETS LESS LIABILITIES - 1.27%                                60,531

NET ASSETS - 100.00%                                             $4,773,469




    The accompanying notes are an integral part of the financial statements.
                                       42

NORTHSTAR HIGH YIELD BOND FUND

PORTFOLIO OF INVESTMENTS

DECEMBER 31, 1995
________________________________________________________________________________
  (1)   Step bond.


  (2) A unit consists of $1,000 par value 12.875%, Sr. Discount Notes, 6/01/04 and 6 warrants.
  (3)   Sale restricted to qualified institutional investors.

  (4) A unit consists of $1,000 par value 13.50%, Sr. Secured Notes, 7/15/03 and 1 warrant.

  (5) A unit consists of $1,000 par value 13.00%, Sr. Notes, 4/15/03 and 6 warrants.

  (6) A unit consists of $2,000 par value 14.00%, Sr. Discount Notes, 10/15/05 and 1,000 par value Convertible Sr. Subordinated Notes.

  (7)   Interest paid partial cash/partial capitalization.

  (8)   Non-income producing securities.

  (9)   Payment-in-kind security.

(10)    Private Placement.



(11)    Defaulted security.


    The accompanying notes are an integral part of the financial statements.
                                       43

NORTHSTAR/NWNL TRUST
STATEMENT OF ASSETS AND LIABILITIES
DECEMBER 31, 1995


                                                                      NORTHSTAR      NORTHSTAR      NORTHSTAR

                                                       NORTHSTAR     INCOME AND   MULTI-SECTOR     HIGH YIELD
                                                     GROWTH FUND    GROWTH FUND      BOND FUND      BOND FUND
                                                     -----------    -----------   ------------     ----------
ASSETS
Investments in securities, at value
(cost $3,102,511, $6,205,499, $3,464,827
and $4,390,266, respectively). . . . . . . . . . .     $3,451,914     $6,815,739     $3,571,443     $4,511,850
Repurchase agreements. . . . . . . . . . . . . . .        371,162        557,244        165,072        201,088
Cash . . . . . . . . . . . . . . . . . . . . . . .             95            668            603            288
Dividends and interest receivable. . . . . . . . .          5,978         66,630         49,481         85,531
Receivable due from adviser. . . . . . . . . . . .          1,621              -          1,095            914
Receivable for shares of beneficial interest sold               -          1,062              -              -
Prepaid expenses . . . . . . . . . . . . . . . . .          1,990          2,038          1,992          2,008
                                                       ----------     ----------     ----------     ----------

     Total Assets. . . . . . . . . . . . . . . . .      3,832,760      7,443,381      3,789,686      4,801,679
                                                       ----------     ----------     ----------     ----------


LIABILITIES:
Management fees payable. . . . . . . . . . . . . .          6,850         13,049          6,706          8,719
Audit fee payable. . . . . . . . . . . . . . . . .          6,817         10,443         10,414         10,399
Custodians & fund accounting fees payable. . . . .          3,072          4,701          2,993          4,362
Administrative services fees payable . . . . . . .            913          1,740            894          1,163
Printing fees payable. . . . . . . . . . . . . . .            777            776            777            776
Other liabilities. . . . . . . . . . . . . . . . .          1,037          2,179          2,170          2,791
                                                       ----------     ----------     ----------     ----------


    The accompanying notes are an integral part of the financial statements.
                                       44



         Total Liabilities . . . . . . . . . . . .         19,466         32,888         23,954         28,210
                                                       ----------     ----------     ----------     ----------

NET ASSETS . . . . . . . . . . . . . . . . . . . .     $3,813,294     $7,410,493     $3,765,732     $4,773,469
                                                       ----------     ----------     ----------     ----------
                                                       ----------     ----------     ----------     ----------

NET ASSETS WERE COMPOSED OF:
Shares of beneficial interest,
 $.01 par value outstanding
 (unlimited shares authorized)
 Paid in capital . . . . . . . . . . . . . . . . .     $3,415,671     $6,800,520     $3,669,418     $4,696,141
Undistributed (overdistributed)
 net investment income . . . . . . . . . . . . . .          3,583           (275)         2,782          3,725
Accumulated net realized gain (loss) on investments        44,637              8        (13,084)       (47,981)
Net unrealized appreciation of investments . . . .        349,403        610,240        106,616        121,584
                                                       ----------     ----------     ----------     ----------

     NET ASSETS. . . . . . . . . . . . . . . . . .     $3,813,294     $7,410,493     $3,765,732     $4,773,469
                                                       ----------     ----------     ----------     ----------
                                                       ----------     ----------     ----------     ----------


Net Asset Value Per Share ($3,813,294/329,728 shares,
$7,410,493/650,852 shares, $3,765,732/732,659 shares
and $4,773,469/946,532 shares, respectively).. . .         $11.56         $11.39          $5.14          $5.04


    The accompanying notes are an integral part of the financial statements.

NORTHSTAR/NWNL TRUST


STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 1995


                                                                       NORTHSTAR      NORTHSTAR      NORTHSTAR


                                                        NORTHSTAR     INCOME AND   MULTI-SECTOR     HIGH YIELD
                                                      GROWTH FUND    GROWTH FUND      BOND FUND      BOND FUND
                                                      -----------    -----------   ------------     ----------
INVESTMENT INCOME
Dividends (net of withholding tax of $305, $288, $0,
  and $0, respectively) . . . . . . . . . . . . .         $61,233        $93,452        $13,106        $15,515
Interest (net of withholding tax of $0, $0, $657,
  and $1,055, respectively) . . . . . . . . . . .          20,676        143,976        285,000        408,146
                                                      -----------    -----------   ------------     ----------


Total investment income . . . . . . . . . . . . .          81,909        237,428        298,106        423,661
                                                      -----------    -----------   ------------     ----------

    The accompanying notes are an integral part of the financial statements.
                                       46

EXPENSES


Investment advisory and management fees . . . . .          23,854         40,195         23,984         27,922
Custodian and fund accounting fees. . . . . . . .          19,845         24,505         17,266         24,330
Audit fees. . . . . . . . . . . . . . . . . . . .          10,142         13,768         13,739         13,724
Trustee fees and expenses . . . . . . . . . . . .           4,681          4,887          4,663          4,780
Administrative service fees . . . . . . . . . . .           3,180          5,359          3,198          3,723
Registration fees . . . . . . . . . . . . . . . .           1,080          1,894          1,183          1,622
Legal fees. . . . . . . . . . . . . . . . . . . .             901          1,184            893            982
Insurance expense . . . . . . . . . . . . . . . .             399            447            401            418
Miscellaneous expenses. . . . . . . . . . . . . .             825          1,094            824            824
                                                      -----------    -----------   ------------     ----------

                                                           64,907         93,333         66,151         78,325
Less expenses reimbursed by investment adviser. .          39,351         50,661         40,437         48,482
                                                      -----------    -----------   ------------     ----------

      Total expenses. . . . . . . . . . . . . . .          25,556         42,672         25,714         29,843
                                                      -----------    -----------   ------------     ----------


Net investment income . . . . . . . . . . . . . .          56,353        194,756        272,392        393,818
                                                      -----------    -----------   ------------     ----------


REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS:
 . . . . . . . . . . . . . . . . . . . . . . . . .
Net realized gain(loss) on investments. . . . . .         283,906        170,332        (10,020)       (46,687)
Net change in unrealized appreciation of investments      338,855        642,622        185,291        281,787
                                                      -----------    -----------   ------------     ----------

   Net realized and unrealized gain on investments        622,761        812,954        175,271        235,100
                                                      -----------    -----------   ------------     ----------


Increase in net assets resulting from operations.        $679,114     $1,007,710       $447,663       $628,918
                                                      -----------    -----------   ------------     ----------
                                                      -----------    -----------   ------------     ----------


    The accompanying notes are an integral part of the financial statements.

NORTHSTAR/NWNL TRUST



STATEMENT OF CHANGES IN NET ASSETS
FOR YEAR ENDED DECEMBER 31, 1995





                                                                       NORTHSTAR      NORTHSTAR      NORTHSTAR
                                                        NORTHSTAR     INCOME AND   MULTI-SECTOR     HIGH YIELD
                                                      GROWTH FUND    GROWTH FUND      BOND FUND      BOND FUND
                                                      -----------    -----------   ------------     ----------
FROM OPERATIONS


Net investment income . . . . . . . . . . . . . .         $56,353       $194,756       $272,392       $393,818
Net realized gain (loss) on investments . . . . .         283,906        170,332        (10,020)       (46,687)
Net change in unrealized appreciation
   of investments . . . . . . . . . . . . . . . .         338,855        642,622        185,291        281,787
                                                      -----------    -----------   ------------     ----------





Increase in net assets resulting
   from operations. . . . . . . . . . . . . . . .         679,114      1,007,710        447,663        628,918




FROM DIVIDENDS TO SHAREHOLDERS:


Net investment income . . . . . . . . . . . . . .         (52,710)      (195,505)      (269,960)      (387,799)
Net realized gain on investments. . . . . . . . .        (235,625)      (163,759)             -              -
                                                      -----------    -----------   ------------     ----------

                                                         (288,335)      (359,264)      (269,960)      (387,799)

FROM CAPITAL SHARE TRANSACTIONS:
Net proceeds from sale of shares. . . . . . . . .         468,249      3,826,113        951,319      1,731,908
Net asset value of shares issued to
   shareholders in reinvestment of dividends. . .         288,334        364,564        271,848        395,812
                                                      -----------    -----------   ------------     ----------



   The accompanying notes are an integral part of the financial statements.
                                       48

                                                          756,583      4,190,677      1,223,167      2,127,720
Cost of shares redeemed . . . . . . . . . . . . .         (35,007)    (1,023,212)      (351,281)      (183,528)
                                                      -----------    -----------   ------------     ----------

Net increase in net assets derived from capital
      share transactions. . . . . . . . . . . . .         721,576      3,167,465        871,886      1,944,192
                                                      -----------    -----------   ------------     ----------


Net increase in net assets. . . . . . . . . . . .       1,112,355      3,815,911      1,049,589      2,185,311



NET ASSETS:


Beginning of year   . . . . . . . . . . . . . . .       2,700,939      3,594,582      2,716,143      2,588,158
                                                      -----------    -----------   ------------     ----------

End of year (including (overdistributed)
undistributed net investment income of $3,583,
($275), $2,782 and $3,725 respectively) . . . . .      $3,813,294     $7,410,493     $3,765,732     $4,773,469
                                                      -----------    -----------   ------------     ----------
                                                      -----------    -----------   ------------     ----------


   The accompanying notes are an integral part of the financial statements.

NORTHSTAR/NWNL TRUST
STATEMENT OF CHANGES IN NET ASSETS
FOR THE PERIOD MAY 6, 1994 (COMMENCEMENT OF OPERATIONS)
THROUGH DECEMBER 31, 1994


                                                                       NORTHSTAR      NORTHSTAR      NORTHSTAR
                                                        NORTHSTAR     INCOME AND   MULTI-SECTOR     HIGH YIELD
                                                      GROWTH FUND    GROWTH FUND      BOND FUND      BOND FUND
                                                      -----------    -----------   ------------     ----------
FROM OPERATIONS:

Net investment income.. . . . . . . . . . . . . .      $   40,463     $   56,590     $  121,217     $  144,652
Net realized gain (loss) on investments . . . . .          35,404         19,899         (3,064)        (1,294)
Net change in unrealized appreciation
   (depreciation) of investments. . . . . . . . .          10,548        (32,382)       (78,675)      (160,203)
                                                      -----------    -----------   ------------     ----------


Increase (decrease) in net assets resulting
   from operations. . . . . . . . . . . . . . . .          86,415         44,107         39,478        (16,845)


FROM DIVIDENDS TO SHAREHOLDERS:

Net investment income . . . . . . . . . . . . . .         (40,523)       (56,116)      (120,867)      (146,946)
Net realized gain on investments. . . . . . . . .         (39,048)       (26,464)             -              -

                                                      -----------    -----------   ------------     ----------
                                                          (79,571)       (82,580)      (120,867)      (146,946)

FROM CAPITAL SHARE TRANSACTIONS:

Net proceeds from sale of shares. . . . . . . . .       2,603,764      3,550,327      2,658,072      2,610,124


   The accompanying notes are an integral part of the financial statements.
                                       50

Net asset value of shares issued to

   shareholders in reinvestment of dividends. . .          79,571         82,580        118,629        138,933
                                                      -----------    -----------   ------------     ----------

                                                        2,683,335      3,632,907      2,776,701      2,749,057
Cost of shares redeemed . . . . . . . . . . . . .         (14,240)       (24,852)        (4,169)       (22,108)
                                                      -----------    -----------   ------------     ----------

Net increase in net assets derived from capital

   share transactions . . . . . . . . . . . . . .       2,669,095      3,608,055      2,772,532      2,726,949
                                                      -----------    -----------   ------------     ----------


Net increase in net assets. . . . . . . . . . . .       2,675,939      3,569,582      2,691,143      2,563,158

NET ASSETS:
Beginning of period . . . . . . . . . . . . . . .          25,000         25,000         25,000         25,000
                                                      -----------    -----------   ------------     ----------

End of period (including (overdistributed)
undistributed net investment income of ($60),
$474, $350, and ($2,294), respectively) . . . . .      $2,700,939     $3,594,582     $2,716,143     $2,588,158
                                                      -----------    -----------   ------------     ----------
                                                      -----------    -----------   ------------     ----------


   The accompanying notes are an integral part of the financial statements.

NORTHSTAR/NWNL TRUST

FINANCIAL HIGHLIGHTS

SELECTED DATA FOR A SHARE OF BENEFICIAL INTEREST OUTSTANDING THROUGHOUT EACH PERIOD

                      NET ASSET                          NET REALIZED &         TOTAL          DIVIDENDS            DISTRIBUTIONS
                        VALUE,            NET              UNREALIZED           FROM         DECLARED FROM NET        DECLARED
                      BEGINNING         INVESTMENT       GAIN (LOSS) ON      INVESTMENT        INVESTMENT              FROM NET
PERIOD ENDED          OF PERIOD          INCOME            INVESTMENTS       OPERATIONS        INCOME              REALIZED GAINS
__________________________________________________________________________________________________________________________________
NORTHSTAR GROWTH  FUND

5/06/94-

12/31/94             $10.00            $0.16            $0.19                $0.35            ($0.16)              ($0.15)

12/31//95             10.04             0.20             2.27                 2.47             (0.19)               (0.76)


NORTHSTAR INCOME AND GROWTH FUND

5/06/94-

12/31/94              10.00             0.20            (0.01)                0.19            (0.20)                (0.07)

12/31/95               9.92             0.37             1.73                 2.10            (0.37)                (0.26)


NORTHSTAR MULTI-SECTOR BOND FUND

5/06/94-

12/31/94               5.00             0.23            (0.15)                0.08            (0.23)                 -

12/31/95               4.85             0.42             0.29                 0.71            (0.42)                 -


NORTHSTAR HIGH YIELD BOND FUND

5/06/94-

12/31/94               5.00             0.28            (0.31)                (0.03)            (0.28)                -

12/31/95               4.69             0.50             0.34                  0.84             (0.49)                -


(1) Annualized for the period May 6, 1994 (commencement of operations) through December 31, 1994.

                                                                                 RATIO OF       RATIO OF NET
                                                                   RATIO OF      EXPENSE        INVESTMENT
                  NET ASSET                      NET ASSETS,       EXPENSES      REIMBURSEMENT      INCOME
TOTAL             VALUE, END                    END OF PERIOD     TO AVERAGE     TO AVERAGE      TO AVERAGE         PORTFOLIO
DISTRIBUTIONS     OF PERIOD     TOTAL RETURN      (000'S)        NET ASSETS(1)   NET ASSETS(1)   NET ASSETS(1)      TURNOVER
___________________________________________________________________________________________________________________________________



($0.31)           $10.04         3.47%          $2,701           1.00%          1.45%            2.31%              61%

 (0.95)            11.56        24.78            3,813           0.80           1.24             1.77               123


NORTHSTAR INCOME AND GROWTH FUND


 (0.27)             9.92         2.02            3,595           1.00           1.43             3.11               45

 (0.63)            11.39        21.39            7,410           0.80           0.94             3.63               74


NORTHSTAR MULTI-SECTOR BOND FUND


 (0.23)             4.85         1.41            2,716           1.00           1.41             7.03               29

 (0.42)             5.14        14.97            3,766           0.80           1.26             8.52               83


NORTHSTAR HIGH YIELD BOND FUND


 (0.28)             4.69        (0.95)           2,588           1.00           1.55             8.62               62

 (0.49)             5.04        18.55            4,773           0.80           1.31            10.61              157


    The accompanying notes are an integral part of the financial statements.
                                       52

NORTHSTAR/NWNL TRUST
Notes to Financial Statements - December 31, 1995

NOTE 1.  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION.   The Northstar/NWNL Trust is a business trust organized under the laws of the Commonwealth of Massachusetts on December 17, 1993. The names of the four investment series which comprise the Trust (the "Funds") and their respective investment objectives are set forth below. Each Fund commenced offering shares on May 6, 1994.

          NORTHSTAR GROWTH FUND ("GROWTH FUND") is a diversified portfolio with an investment objective of long-term growth of capital through investments in common stocks and convertible securities that the Adviser believes provide above average potential for capital appreciation.

          NORTHSTAR INCOME AND GROWTH FUND ("INCOME AND GROWTH FUND") is a diversified portfolio with the investment objective of current income balanced with the objective of achieving capital appreciation. The Fund will seek to achieve its objective through investments in a diversified group of securities selected for their prospects of current yield and capital appreciation.

          NORTHSTAR MULTI-SECTOR BOND FUND ("MULTI-SECTOR FUND") is a diversified portfolio whose investment objective is to maximize current income. The Fund seeks to achieve its objective by investing in U.S. Government Bonds, Foreign Government Bonds, Investment Grade Bonds and High Yield Bonds, each as defined in the Prospectus for the Trust.

          NORTHSTAR HIGH YIELD BOND FUND ("HIGH YIELD FUND") is a diversified portfolio whose investment objective is to seek high income. The Fund invests primarily in a diversified group of high yield, high risk fixed income securities, convertible securities, securities issued by U.S. companies in foreign currencies, and securities issued by foreign governments and companies.

MANAGEMENT'S USE OF ESTIMATES. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the dates of the financial statements and the reported amounts of income and expenses during the reporting periods. Actual results could differ from those estimates.

SECURITY VALUATION. Equity securities are valued at closing sales prices reported on recognized securities exchanges or lacking any sales, at the last available bid price. Prices of long-term debt securities are valued on the basis of last reported sales price, or if no sales are reported, the value is determined based upon the mean of representative quoted bid or asked prices for such securities, or if such prices are not available, at prices provided by market makers, or at prices for securities of comparable maturity, quality and type. Short-term debt instruments with remaining maturities of less than 60 days are valued at amortized cost, unless the Trustees determine that amortized cost does not reflect the fair value of such obligations. Securities for which market quotations are not readily available are valued at fair value determined
in good faith by or under direction of the Trustees of the Trust.   The books
and records of the Funds are maintained in U.S. dollars. Securities quoted in foreign currencies are translated into U.S. dollars based on the prevailing exchange rates on that day. The Adviser uses independent pricing services to price the Funds' securities.

SECURITY TRANSACTIONS, INVESTMENT INCOME, EXPENSES AND DISTRIBUTION TO SHAREHOLDERS. Security transactions are recorded on the trade date. Realized gains or losses on sales of investments are calculated on the identified cost basis. Interest income is recorded on the accrual basis except when collection is not expected; discounts are accrued, and premiums amortized to par at maturity; dividend income is recorded on the ex-dividend dates. Dividends from net investment income were declared and paid quarterly by the Funds. Distributions of net realized capital gains, if any, are declared annually; however, to the extent that a net realized capital gain can be reduced by a capital loss carryover, such gain will not be distributed. Distributions to shareholders from net investment income and net realized gain from security transactions are reinvested at net asset value by each Fund on the ex-dividend date.

REPURCHASE AGREEMENTS. The Funds' custodian takes possession of collateral pledged for investments in repurchase agreements. The underlying collateral is valued daily on a marked-to-market basis to assure that the value, including accrued interest, is at least equal to the repurchase price. In the event of default on the obligation to repurchase, the Funds have the right to liquidate the collateral and apply the proceeds in satisfaction of the obligation. If the seller defaults and the value of the collateral declines or if bankruptcy proceedings are commenced with respect to the seller of the security, realization of the collateral by the Funds may be delayed or limited.

FEDERAL INCOME TAXES. The Trust intends to comply with the special provisions of the Internal Revenue Code available to investment companies and to distribute all of the taxable net income to respective shareholders. Therefore, no Federal income tax provision is required.

ORGANIZATION COSTS. Costs incurred by the Trust in connection with its organization of each Fund have been deferred and are being amortized over a period of five years from the date the Funds commenced operations.

NOTE 2. INVESTMENT ADVISER AND ADMINISTRATOR. Northstar Investment Management Corporation (the "Adviser") serves as each Fund's investment adviser. Each Fund pays the Adviser an investment advisory fee calculated at an annual rate of .75% of average daily net assets. For the twelve months ended December 31, 1995,
the Adviser earned $115,955 in investment advisory fees.   Northstar
Administrators Corporation (the "Administrator"), an affiliate of the Adviser, serves as each Fund's administrator. Each Fund pays the Administrator a fee calculated at an annual rate of .10% of average daily net assets. For the fiscal year ended December 31, 1995 the Administrator earned $15,460 in administrative fees. The Adviser has agreed that if a Fund's total operating expenses exceed .80% annually, the Adviser will reimburse the Fund for amounts in excess of such limit. For the twelve months ended December 31, 1995, the Adviser has reimbursed the Growth Fund $39,351, Income and Growth Fund $50,661, Multi-Sector Fund $40,437 and High Yield Fund $48,482. At December 31, 1995, the Adviser owed the Growth Fund $1,621, Multi-Sector Fund $1,095, and High Yield Fund $914.

NOTE 3. PURCHASES AND SALES OF INVESTMENT SECURITIES

The aggregate cost of purchases, and proceeds from sales of investments (excluding short-term investments) for the year ended December 31, 1995 were as follows:


                                          NORTHSTAR     NORTHSTAR    NORTHSTAR
                            NORTHSTAR    INCOME AND  MULTI-SECTOR   HIGH YIELD
                          GROWTH FUND   GROWTH FUND     BOND FUND    BOND FUND
                          ___________   ___________   ___________  ___________
Aggregate Purchases        $3,916,137    $6,824,816    $3,637,469   $7,356,218
Aggregate Sales             3,606,845     3,575,520     2,466,343    5,347,046

U.S. government securities included above were as follows:

Aggregate Purchases           104,366     1,865,952     1,010,703      514,531
Aggregate Sales                     -       272,266       517,719      517,500


NOTE 4. PORTFOLIO SECURITIES (TAX BASIS)

The cost of securities for federal income tax purposes and the aggregate appreciation and depreciation of securities at December 31, 1995 were as follows:



                                            NORTHSTAR      NORTHSTAR    NORTHSTAR
                               NORTHSTAR    INCOME AND   MULTI-SECTOR   HIGH YIELD
                             GROWTH FUND   GROWTH FUND      BOND FUND    BOND FUND
                             ___________   ___________    ___________  ___________
Cost (tax basis)              $3,107,040    $6,214,558     $3,464,827   $4,390,266

Appreciated Securities           490,064       763,301        151,139      289,742

Depreciated Securities          (145,190)     (162,120)       (44,523)    (168,158)
                             ___________   ___________    ___________  ___________


Net Unrealized Appreciation/
Depreciation                  $  344,874     $ 601,181    $   106,616  $   121,584
                             ___________   ___________    ___________  ___________


NOTE 5. CAPITAL SHARE TRANSACTIONS

Transactions in capital shares of each Fund for the year ended December 31, 1995 were as follows:

                                          NORTHSTAR     NORTHSTAR     NORTHSTAR
                            NORTHSTAR    INCOME AND  MULTI-SECTOR    HIGH YIELD
                          GROWTH FUND   GROWTH FUND     BOND FUND     BOND FUND
                          ___________   ___________   ___________   ___________
Shares Sold                    38,726       354,306       189,321       351,466
Reinvested Dividends           25,089        32,124        53,452        79,938
Shares Repurchased            ( 2,987)      (97,818)      (70,223)      (37,102)
                          ___________   ___________   ___________   ___________
Net Increase                   60,828       288,612       172,550       394,302
                          ___________   ___________   ___________   ___________


Transactions in capital shares of each Fund for the period ended December 31, 1994 were as follows:

                                          NORTHSTAR     NORTHSTAR     NORTHSTAR
                            NORTHSTAR    INCOME AND  MULTI-SECTOR    HIGH YIELD
                          GROWTH FUND   GROWTH FUND     BOND FUND     BOND FUND
                          ___________   ___________   ___________   ___________
Shares Sold                   260,131       353,916       531,796       522,837

Reinvested Dividends            7,904         8,260        24,153        28,983
Shares Repurchased             (1,385)       (2,436)         (840)       (4,590)
                          ___________   ___________   ___________   ___________
Net Increase                  266,650       359,740       555,109       547,230
                          ___________   ___________   ___________   ___________


NOTE 6.  CREDIT RISK AND DEFAULTED SECURITIES
Although the Funds have a diversified portfolio, the High Yield Fund had 62.76% of its portfolio invested in lower rated and comparable quality unrated high yield securities. Investments in higher yield securities are accompanied by a greater degree of credit risk and such lower rated securities tend to be more sensitive to economic conditions than higher rated securities. The risk of loss due to default by the issuer may be significantly greater for the holders of high yielding securities, because such securities are generally unsecured and are often subordinated to other creditors of the issuer. At December 31, 1995, the High Yield Fund held Burlington Motor Holdings, Inc., a security in default. The value of this security represented $18,500 or 0.39% of the High Yield Fund's net assets. For financial reporting purposes, it is each Fund's accounting practice to discontinue accrual of income and provide an estimate for probable losses due to unpaid interest income on defaulted bonds for the current reporting period.


NOTE 7. FEDERAL INCOME TAX - CAPITAL LOSS CARRYFORWARD
At December 31, 1995, High Yield Fund had capital loss carryforwards expiring December 31, 2002 and 2003 of $1,294 and $20,337, respectively. Multi-Sector Fund and High Yield Fund had post October capital loss deferrals of $13,084 and $26,650, respectively.

                                NORTHSTAR/NWNL TRUST
                          Report of Independent Accountants




To Shareholders and Trustees
of Northstar/NWNL Trust:

We have audited the accompanying statements of assets and liabilities, including the portfolio of investments, of the Northstar/NWNL Trust, (comprising, respectively, the Northstar Growth Fund, the Northstar Income and Growth Fund, the Northstar Multi-Sector Bond Fund, and the Northstar High Yield Bond Fund (the "Funds")), as of December 31, 1995 and the related statements of operations for the year then ended, the statements of changes in net assets, and the financial highlights for the year then ended and for the period May 6, 1994 (commencement of operations) to December 31, 1994. These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of the securities owned as of December 31, 1995, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the respective Funds constituting the Northstar/NWNL Trust as of December 31, 1995, the results of their operations, the changes in their net assets, and the financial highlights for each of the periods referred to above in conformity with generally accepted accounting principles.





Coopers & Lybrand L.L.P.
New York, New York
January 31, 1996